                                                                   EXHIBIT 10(b)

                              SECOND AMENDMENT TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         This Second Amendment to Amended and Restated Loan and Security Agreement (this "Second Amendment") dated as of April 22, 1999 by and among United States Lime & Minerals, Inc., a Texas corporation ("U.S. Lime"), Texas Lime Company, a Texas corporation ("TLC"), and Arkansas Lime Company, an Arkansas corporation ("ALC," and together with U.S. Lime and TLC, collectively referred to as the "Borrowers" and individually as a "Borrower"), and First Union National Bank, a national banking association, as successor to CoreStates Bank, N.A. ("Bank").

                                   BACKGROUND

         A. Borrowers and Bank are parties to an Amended and Restated Loan and Security Agreement dated December 30, 1997, as amended by the First Amendment to Amended and Restated Loan and Security Agreement (collectively, the "Loan Agreement"), pursuant to which Bank continued and restated certain credit facilities for the benefit of Borrowers under the terms and conditions set forth therein. All initially capitalized terms used in this Second Amendment, unless otherwise specifically defined herein, shall have the meanings ascribed to them in the Loan Agreement.

         B. Borrowers, Bank, as Administrative Agent ("Administrative Agent") for itself and the other Lenders from time to time party to the Credit Agreement referenced below (the "Lenders"), and the other Lenders are parties to the Credit Agreement dated as of April 22, 1999 (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement"). Lenders have agreed, subject to the terms and conditions of the Credit Agreement, to lend to Borrowers the sum of $50,000,000 on a term loan basis secured by substantially all of the respective Borrowers' personal property other than Accounts, Inventory, and related personal property, and by mortgages or deeds of trust on certain real property owned by ALC and TLC.

         C. The Credit Agreement contemplates that Borrowers may maintain a committed working capital facility not to exceed $4,000,000 in the maximum principal amount outstanding at any one time, which facility may be secured by all of the Borrowers' respective Accounts, Inventory, and related personal property. Bank and Borrowers desire to further amend the Loan Agreement to maintain the Revolving Credit as Borrowers' working capital facility, according to the terms hereof, and to terminate the Term Loan, Line of Credit and the Second Revolving Credit under the Loan Agreement. Bank and Borrowers have agreed to such modifications subject to the terms and conditions hereof with the intention that the Revolving Credit contemplated by the Loan Agreement as hereby amended shall constitute the Working Capital Facility for purposes of the Credit Agreement.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set

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forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Ratification. This Second Amendment is a modification of the Loan Agreement pursuant to Section 9.2 thereof. Except as expressly set forth herein, or in any amendment to any of the documents referred to herein, Borrowers and Bank acknowledge and agree that each and every term, condition and provision of the Loan Agreement is hereby ratified and confirmed in full.

         2. Term Loan Repaid in Full. Bank acknowledges repayment in full of the entire principal balance and all accrued and unpaid interest on the Term Loan on the date hereof. All references to any Fixed Rate Loan, the Term Loan, the Term Loan Indebtedness, the Term Loan Amortization Date, the Term Loan Termination Date, and the Term Note in the Loan Agreement shall have no force or effect after the date hereof.

         3. Line of Credit and Second Revolving Credit Terminated. The Line of Credit and the Second Revolving Credit are hereby terminated as of the date hereof, and Borrowers acknowledge that no further credit availability exists thereunder. There is no principal balance outstanding or any accrued and unpaid interest outstanding under the Line of Credit or the Second Revolving Credit on the date hereof. All references to the Line of Credit, the Line of Credit Loans, the Line of Credit Note, the Line of Credit Termination Date, the Second Revolving Credit, the Second Revolving Credit Note, and the Second Revolving Credit Termination Date in the Loan Agreement shall have no force or effect after the date hereof.

         4. Outstanding Indebtedness. Borrowers hereby unconditionally acknowledge that, as of the date hereof, there is no outstanding principal balance under the Revolving Credit and the aggregate face amount of outstanding undrawn Letters of Credit is $504,802. Borrowers acknowledge and agree that the foregoing balance of the Revolving Credit (including the amount of all draws under outstanding Letters of Credit), together with interest which shall accrue from the date hereof at the rates set forth herein, is owing to Bank without claim, counterclaim, recoupment, defense or setoff of any kind.

         5. Certain Collateral Released. In connection with Borrowers' grant of security interests in substantially all of Borrowers' personal property and mortgages and deeds of trust on substantially all of Borrowers' real estate contemplated by the Credit Agreement, Bank has released the Mortgages, the Mortgage Confirmations and the Second Mortgages, as well as the security interests granted by Borrowers in substantially all of each Borrower's personal property other than Accounts, Inventory and related personal property as granted by Section 3.1.1 of the Loan Agreement. All references to the Mortgages, the Mortgage Confirmations and the Second Mortgages in the Loan Agreement shall have no force or effect after the date hereof.

         6. Confirmation and Re-grant of Security Interest in Accounts and Inventory. Borrowers hereby ratify and confirm the grant of security interest in and to all of each Borrower's Accounts, Inventory, books and records in connection therewith, and all proceeds thereof as collateral security


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for Borrowers' joint and several liability for the Indebtedness, and in consideration of the extension of the Revolving Credit and the release of certain Collateral, Borrowers hereby re-grant, re-assign and deliver to Bank a continuing first priority security interest in and lien on all of each Borrower's right, title and interest in and to the Collateral (as defined in the Loan Agreement as amended hereby).

         7. Added, Amended, and Amended and Restated Definitions. Each of the following definitions in Section 1.1 of the Loan Agreement is hereby added, or if the term is already defined in Section 1.1 of the Loan Agreement, the definition is hereby amended and restated in its entirety as follows:

                  "Accounts" means all "accounts" (as defined in the UCC) now owned or hereafter created or acquired by any Borrower including, without limitation, all of the following now owned or hereafter created or acquired by any Borrower: (a) accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to any Borrower that evidence or arise from the sale, lease or exchange of goods or other property and/or the performance of services; (b) each Borrower's rights in, to and under all purchase orders for goods, services or other property sold or to be sold by such Borrower; (c) each Borrower's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit); (d) moneys due to or to become due to any Borrower under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services (whether or not yet earned by performance on the part of such Borrower); and (e) Proceeds of any of the foregoing and all collateral security and guaranties of any kind given by any Person with respect to any of the foregoing.

                  "Adjusted LIBOR" means and refers to the LIBOR.

                  "Adjusted LIBOR Loans" means Cash Advances under the Revolving Credit bearing interest at a rate determined with reference to the Adjusted LIBOR.

                  "Base Rate Loans" mean applicable portions of the Revolving Credit bearing interest at a rate determined with reference to the Base Rate.

                  "Borrowing Base" means the sum of (i) 90% of Borrowers' Eligible Accounts; plus (ii) the lesser of $1,000,000 and 50% of Eligible Inventory; less (a) the aggregate amount of all outstanding Cash Advances, and
(b) the face amount of all issued and outstanding Letters of Credit.

                  "Borrowing Base Certificate" means the certificate in the form attached hereto as Exhibit A to be delivered by Borrower in accordance with Section 6.1.1 hereof to assist Bank in the determination of the amount which may be borrowed under the Revolving Credit.

                  "Cash Advance" means any advance of cash to any Borrower under the Revolving


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Credit subject to and in accordance with the provisions of Article 2 hereof.

                  "Collateral" means all of each Borrower's right, title and interest in and to the following property, whether now owned or hereafter acquired, arising, created or reacquired and regardless where located: (i) all Accounts; (ii) all Inventory; (iii) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data and data processing software that at any time evidence or contain information relating to any of the property described in subparts (i) and (ii) above or are otherwise necessary or helpful in the collection thereof or realization thereon; (iv) Proceeds of all or any of the property described in subparts (i)
- (iii) above; and (v) any other property of any kind which such Borrower may hereafter at any time deliver to Bank to secure the obligations of such Borrower owed to Bank.

                  "Debt Service" means the sum of (a) for a period of four consecutive quarters, Interest Expense in respect of such period, plus (b) (i) for the period commencing April 22, 1999 through June 30, 2000, an amount equal to one fifteenth (0.0667) of all outstanding funded Debt (excluding Indebtedness under the Revolving Credit), and (ii) for all times after June 30, 2000, an amount equal to the principal payments on all Debt due and payable during the next succeeding four quarters (except for any period which includes the Termination Date under the Credit Agreement, the Obligations (as defined in the Credit Agreement) due on the Termination Date).

                  "Debt Service Coverage Ratio" as of last day of any fiscal quarter means the ratio of Borrowers' EBITDA to Debt Service, both calculated for the period of four consecutive calendar quarters most recently ended as of such day.

                  "EBITDA" means Borrowers' consolidated Net Income for a period, plus the sum of the following for such period (without duplication and only to the extent each is deducted from Borrowers' revenues to determine Net Income): (i) Interest Expense, (ii) taxes, (iii) depreciation, (iv) amortization, and (v) depletion for such period.

                  "Eligible Account" means an Account of a Borrower which meets the following requirements:

                          (i) The Account arose in the ordinary course of the business of a Borrower from a bona fide absolute sale of Goods by such Borrower (and not on consignment, approval or sale-or-return basis or subject to any other repurchase or return agreement), or for services performed by such Borrower, and such Goods have been shipped to the appropriate account debtor or the account debtor has agreed to accept invoicing of product while delaying actual shipment, or the services have actually been performed for the appropriate account debtor;


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                          (ii)   The Account is based upon an enforceable order
                  or contract, written or oral, for Goods shipped or services performed, and the same were shipped or actually performed in accordance with the order or contract;

                          (iii) The title of such Borrower to the Account and, except as to the account debtor, to any Goods is absolute and is lawfully in such Borrower and subject to no other assignment, claim, lien or security interest except that of Bank, and such Borrower has the right of assignment thereof and the power to grant to Bank a security interest therein;

                          (iv) The amount shown on the books or records of such Borrower and on any invoice or statement delivered to Bank in respect of the Account is owing to such Borrower, and no partial payment has been made thereon except as shown on such books and records and disclosed to Lender;

                          (v) The Account is a valid and enforceable Account, representing an undisputed indebtedness of an account debtor to Borrower, is not subject to any claim or reduction, counterclaim, set-off, recoupment, or any claim for credits, allowances or adjustments by the account debtor because of returned, inferior or damaged Goods or unsatisfactory services, or for any other reason, except for discounts customarily allowed by such Borrower in the ordinary course of its business for prompt payment;

                          (vi) The account debtor has not returned or refused to retain any of the Goods, the sale of which gave rise to the Account, or the Account Debtor has not, upon partial payment of amounts owing to such Borrower, reserved the right to return any of the Goods, the sale of which gave rise to the Account;

                          (vii) The Account has been outstanding not more than 60 days from the invoice date;

                          (viii) The Account did not arise out of a contract
                  with, or order from, an Account Debtor that, by its terms, forbids or makes void or enforceable the assignment by such Borrower to Bank of the Account arising with respect thereto;

                          (ix) Such Borrower has received no Instrument (as defined in the UCC) in payment of the Account, nor any Chattel Paper with respect to the Goods, the sale of which gave rise to the Account, and, if any Instrument or Chattel Paper is at any time received, Borrower will immediately notify Bank and, at the latter's request, endorse and/or assign and deliver the same to Bank;

                          (x) Such Borrower has not received notice of the death of the account debtor, if a natural person, or a general partner thereof if such death causes


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                  dissolution of the account debtor; nor of the dissolution, termination of existence, insolvency, business failure or cessation, appointment of a receiver for all or any part of the property of, assignment for the benefit of creditors by, or the filing of a petition in bankruptcy or insolvency laws, now or hereafter enacted, by or against the Account Debtor. Upon the receipt by such Borrower of any such notice, it will immediately notify Bank thereof;

                          (xi)   The Account Debtor is not an Affiliate of
                  Borrower;

                          (xii) The Account is owing from an Account Debtor whose principal place of business and office from which its order was placed is within the United States;

                          (xiii) The Account is not an account owing from an
                  Account Debtor which is a government (federal, state or local) or an agency or instrumentality of a government, or if the Account is an account owing from an Account Debtor which is a government (federal, state or local) or an agency or instrumentality of a government, all requirements necessary to fully assign all rights with respect to such Account to Bank have been met or complied with, including the requirements of the Federal Assignment of Claims Act, if applicable, and such Account Debtor shall have given all such consents, permissions or agreements as are necessary to fully assign, and make payments on, such Account to Lender.

                  An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account.

                  "Eligible Inventory" shall mean Borrowers' finished inventory of fully-processed quicklime, hydrated lime, sand, agricultural lime, ag-lime, aggregate, and pulverized limestone held for sale and other similar products held for sale, in each case whether held in bulk, bagged or otherwise, but not including any raw materials or work in process of each Borrower, and not including any sale subject to sale-or-return, consignment or on approval or subject to any repurchase or return agreement. Inventory which is at any time Eligible Inventory, but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory.

                  "Interest Rate Option" means the Base Rate or the Adjusted LIBOR selected by Borrowers as permitted by this Agreement.

                  "Inventory" means all "inventory" (as defined in the UCC), now owned or hereafter acquired by any Borrower, wherever located including, without limitation, finished goods, raw materials, work in process, spare parts and other materials and supplies (including packaging and shipping materials) used or consumed in the manufacture or production thereof and goods which are returned to or repossessed by any Borrower.


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

                  "LIBOR" means the rate per annum for U.S. Dollar deposits for an Interest Period as reported on Telerate page 3750 as of 11:00 am, London time, on the second London Business Day before the relevant Interest Period begins (or if not so reported, then as determined by the Bank from another recognized source or interbank quotation. LIBOR shall be rounded to the next highest 1/100th of 1%, or if Borrowers shall have entered into any interest rate hedging agreement with Bank, LIBOR shall be rounded five decimal places as set forth in the 1991 ISDA Definitions published by the International Swaps and Derivatives Association, Inc.

                  "Loans" mean collectively all Cash Advances under the Revolving Credit, and a "Loan" means any Cash Advance under the Revolving Credit.

                  "Loan Documents" mean this Agreement, as amended and as may be hereafter amended, the Revolving Credit Note, as amended, restated, supplemented or otherwise modified, and as hereafter may be amended, restated, supplemented or otherwise modified, all financing statements filed or in connection with this Agreement relating to the Collateral, and all certificates of Borrowers, or any Borrower, delivered pursuant to this Agreement.

                  "Permitted Liens" means (i) liens for taxes, assessments or governmental charges or claims which are not overdue or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (ii) statutory liens of landlords and liens of carriers, warehousemen, materialmen, repairmen, suppliers and other like liens incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (iii) liens (other than any lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation or unemployment insurance and other types of social security; (iv) liens incurred or deposits made to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) any judgment lien; provided that, within 45 days after the entry of the judgment secured thereby, such judgment shall be discharged or execution thereof shall be stayed pending appeal; and further provided that such judgment shall be discharged within 60 days after the expiration of any such stay; (vi) other liens and encumbrances permitted by Section 9.3 of the Credit Agreement; (vii) liens, security interests and other encumbrances in favor of Administrative Agent under the Credit Agreement for the benefit of the Lenders thereunder; and (viii) liens set forth on Schedule 5.1.3 hereto.

                  "Proceeds" means all "proceeds" (as defined in the UCC) of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, any Collateral, including, without limitation, all claims of any Borrower against third parties for loss of, damage to or destruction of, or for proceeds


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
payable under, or unearned premiums with respect to, policies of insurance with respect to any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

                  "Revolving Credit Termination Date" means April 21, 2000, or such later date as may be agreed to in writing by Bank.

                  "Tangible Net Worth" means the sum of each Borrower's (i) capital stock, (ii) cumulative retained earnings, (iii) additions to capital,
(iv) capital in excess of par or stated value, and (v) any other account which, in accordance with GAAP constitutes shareholders equity, less the sum of each Borrower's (a) treasury stock, and (b) intangible assets carried on the books of Borrowers.

                  "UCC" means the Uniform Commercial Code as in effect on the date hereof in the Commonwealth of Pennsylvania; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

         8. Revolving Credit Subject to Borrowing Base. Section 2.2.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                  2.2.1 Revolving Credit. Provided that no Event of Default or Unmatured Event of Default has occurred and is continuing and subject to the terms and conditions set forth herein, commencing on the Closing Date and expiring on the Revolving Credit Termination Date, Bank shall extend to Borrowers the Revolving Credit, pursuant to which
         Bank: (i) shall extend Cash Advances to Borrowers, in amounts not to exceed $4,000,000 outstanding at any one time, and which, if not exhausting the unadvanced portion of the Revolving Credit or the Borrowing Base, shall be at least $50,000 or integral multiples thereof requested by the Borrowers (within the limits of the Revolving Credit and the Borrowing Base), which the Borrowers may, from time to time, repay, and, subject to the terms hereof, reborrow; and (ii) shall, within the limits of the Revolving Credit, issue Letters of Credit in the aggregate face amount issued at any one time not to exceed the sum of $750,000. Borrowers may not reborrow under the Revolving Credit after the Revolving Credit Termination Date.

         9. Revolving Credit Interest Rate. Section 2.2.2 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                  2.2.2 Revolving Credit Interest Rate. Cash Advances under the Revolving Credit


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        shall bear interest on the unpaid principal balance thereof from the
        Funding Date until paid in full (whether by acceleration or otherwise) at the sum of (i) the Base Rate or the Adjusted LIBOR on the relevant Interest Rate Determination Date as selected by Borrowers at the time a Notice of Borrowing or Notice of Rate Election is given pursuant to Sections 2.4.1 and 2.4.2 hereof, plus (ii) an additional percentage per annum determined in reference to Borrowers' Cash Flow Ratio set forth in the table below:

                         Revolving Credit Interest Rate

Cash Flow Ratio                                               LIBOR plus                    Base Rate

Greater than or equal to:       But less than:                --------------                ----------------

6.0:1                           -----                         3.55%                         plus 1.25%
5.5:1                           6.0:1                         3.30%                         plus 1.00%
5.0:1                           5.5:1                         3.05%                         plus 0.75%
4.5:1                           5.0:1                         2.80%                         plus 0.50%
4.0:1                           4.5:1                         2.55%                         plus 0.25%
3.5:1                           4.0:1                         2.30%                         plus 0
3.0:1                           3.5:1                         2.10%                         plus 0
2.5:1                           3.0:1                         1.65%                         plus 0
-------                         2.5:1                         1.40%                         minus 0.25%

                  The Cash Flow Ratio shall be tested quarterly, as of the last day of each Calendar Quarter, by Borrowers' delivery to Bank within 30 days after each Calendar Quarter of a completed and executed Ratio Certificate as of the last day of such Calendar Quarter on a rolling four Calendar Quarter historical basis, commencing with the Calendar Quarter ending June 30, 1999. The applicable interest rate for Cash Advances under the Revolving Credit shall change with any change in the Cash Flow Ratio as reported to Bank on a properly completed and executed Ratio Certificate within 30 days after the expiration of each Calendar Quarter. Any change in the Cash Flow Ratio shall change the interest rate applicable to all outstanding Cash Advances under the Revolving Credit and shall become effective five business days after Bank's timely receipt of a properly completed and executed Ratio Certificate without retroactive effect.

         10. Renewal of Revolving Credit. Section 2.2.5 of the Loan Agreement is hereby amended and restated in its entirety as follows:


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                  2.2.5 Renewal. Upon being so requested by Borrowers in
         writing at least 90 days prior to the Revolving Credit Termination Date, Bank may, but shall not be obligated to, renew the Revolving Credit for an additional 364-day period by giving written notice to Borrowers in the manner set forth in Section 9.3 hereof on or before 60 days prior to the Revolving Credit Termination Date. In the event Bank fails to provide any notice to Borrowers regarding renewal of the Revolving Credit, the Revolving Credit Termination Date shall not be extended and all outstanding Cash Advances under the Revolving Credit and all interest and Bank's Costs pertaining thereto shall become due and payable as provided in Section 2.2.3 hereof. In the event that any Letter of Credit is outstanding on the Revolving Credit Termination Date which Bank has elected not to renew, Borrowers shall post cash collateral with Bank in an amount equal to the lesser of (i) the face amount, or (ii) the aggregate undrawn amount, of all outstanding Letters of Credit on the Revolving Credit Termination Date.

         11. Unused Fee. Section 2.2.8 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                  2.2.8 Unused Fee. Borrowers agree to pay to Bank a fee at an annual rate of one fourth of one percent (.25%) per annum of the aggregate daily average unused portion of the Revolving Credit from the Closing Date to the Revolving Credit Termination Date, payable in arrears on the last day of each Calendar Quarter and on the Revolving Credit Termination Date.

         12. Notice of Borrowing and Notice of Rate Election Replaced. After the date hereof, Notices of Borrowing and Notices of Rate Election shall only pertain to Cash Advances under the Revolving Credit. Schedule 2.4.1, the form of Notice of Borrowing, and Schedule 2.4.2, the form of Notice of Rate Election, are each hereby amended and restated in the forms attached to this Second Amendment as Schedule 2.4.1 and Schedule 2.4.2, respectively. The interest rates applicable to Interest Rate Options selected by Borrowers in a Notice of Borrowing or Notice of Rate Election shall be determined with reference to the most recent Ratio Certificate prepared by Borrowers for the preceding Calendar Quarter.

         13. Maximum Available Credit. Section 2.4.13 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                  2.4.13 Maximum Available Credit for All Loans. Notwithstanding anything herein to the contrary, the outstanding principal balance of all Cash Advances under the Revolving Credit, including the aggregate face amount of all issued Letters of Credit, shall not exceed the lesser of (i) $4,000,000, or (ii) the Borrowing Base then in effect. The maximum available credit under this Agreement shall not exceed the sum of (a) $4,000,000, plus (b) all interest, Bank's Costs and any other amount due from Borrowers to Bank hereunder or pursuant to any other Loan Document.


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

         14. Mandatory Payments. Section 2.4.14 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                  2.4.14 Mandatory Payments. In the event that the principal amount outstanding under the Revolving Credit shall at any time exceed $4,000,000, then Borrowers shall immediately repay such excess to Bank.

         15. Monthly Borrowing Base Certificate. The following sentence is hereby added at the end of Section 6.1.1 of the Loan Agreement:

                  "Borrowers shall furnish to Bank monthly, within 10 Business Days after the end of each calendar month, a Borrowing Base Certificate duly completed and executed by Borrowers' principal financial and accounting officer, together with an aging of each Borrower's Accounts and a report of each Borrower's Inventory amounts;"

         16.      Financial Covenants.

                  16.1 After the date hereof, Sections 6.1.13.1 (minimum net worth), 6.1.13.2 (testing Borrowers' ratio of Total Liabilities to Net Worth),
6.1.13. 3 (testing Borrowers' ratio of Cash Flow to Fixed Obligations),
6.1.13.4 (testing Borrowers' Interest Coverage Ratio) shall have no force or effect after the date hereof.

                  16.2 The following sections are hereby added to the Loan Agreement as Sections 16.1.13.5 and 16.1.13.6:

                       16.1.13.5 Debt Service Coverage Ratio. As of any fiscal quarter end, Borrowers shall not permit the Debt Service Coverage Ratio on such date for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to be less than 1.10 to 1.0 for all such four-quarter periods ending on and before December 31, 2001, and 1.20 to 1.0 for all such four-quarter periods ending on and after March 31, 2002.

                       16.1.13.6 Tangible Net Worth. Borrowers shall not permit Tangible Net Worth as of the last day of any fiscal quarter to be less than the sum of $25,000,000 plus 50% of Borrowers' cumulative Net Income from January 1, 1999 calculated for each succeeding fiscal quarter through the last day of such fiscal quarter.

         17.      Negative Covenants.

                  17.1 New subparagraph (vii) is hereby added to Section 7.1.1 of the Loan Agreement as follows: "(vii) indebtedness to the Lenders under the Credit Agreement."

                  17.2 New subparagraph (v) is hereby added to Section 7.1.2 of the Loan Agreement as follows: "(v) liens granted to Administrative Agent for the benefit of the Lenders under, and liens otherwise permitted by, the Credit Agreement."

                  17.3 Section 7.1.4 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                       7.1.4 Except (i) as permitted by the Credit Agreement,
                       (ii) as set forth on Schedule 5.1.15 attached hereto, and (iii) for miscellaneous employee travel and other advances and guarantees not to exceed $20,000 in each case and $100,000 in the aggregate, and as otherwise permitted under Section 7.1.10, make loans to, invest in the securities of, or endorse, guaranty, or otherwise become a surety except in the ordinary course of business for the payment or performance of any liability or obligation of, any individual, firm or corporation other than a Borrower or a subsidiary thereof, except that Borrowers may invest in Cash Equivalents;

                  17.4 Section 7.1.5 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                       7.1.5 Change the general character of any Borrower's business from that in which it is currently engaged or proposes to be engaged; except as permitted by the Credit Agreement, remove any of such Borrower's tangible assets with a book value of more than $500,000 that are now located on such Borrower's Real Estate to a location other than another parcel of such Borrower's or another Borrower's Real Estate and any Borrower may, in the ordinary course of business, cause or permit the removal of moveable equipment, or equipment in repair or the like off-premises or otherwise in transit and may have inventory or equipment in transit or in warehouses; enter into proceedings in total or partial dissolution; except as permitted by the Credit Agreement, merge or consolidate with or into any other corporation, or permit another corporation to merge into it, or acquire all or substantially all of the assets or securities of any other Person; except as permitted by the Credit Agreement, pay or declare any dividends or distribution on any of such Borrower's capital stock; except (i) as permitted by the Credit Agreement, (ii) for dividends and other distributions payable in stock, and (iii) for dissolution into, mergers and consolidations with, acquisitions of assets or securities of, and dividends and other distributions to, another Borrower or a subsidiary thereof and except that the Bank will not unreasonably withhold its consent to any proposed acquisition in which the consideration and liabilities assumed does not exceed $250,000;

                  17.5 Section 7.1.9 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                       7.1.9 Except (i) as permitted by the Credit Agreement, and (ii) as part of a reasonable overall compensation structure, enter into any transaction with any officer, director or shareholder (other than another Borrower) of any entity comprising a Borrower, or any Affiliate (other than another Borrower) of any of them, for less than full value or on terms or conditions not consistent with transactions in similar circumstances with other Persons;

                  17.6 Section 7.1.12 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                       7.1.12 Except as permitted by the Credit Agreement, incur any Operating Lease Expense in excess of $500,000 in any Fiscal Year, unless otherwise consented to in writing by Bank, which consent shall not be unreasonably withheld.

         18. Representations and Warranties. To induce Bank to enter into this Second Amendment, Borrowers jointly and severally represent and warrant to Bank as follows:

                  18.1 After giving effect to the modifications contained herein, all representations, warranties and covenants made by Borrowers to Bank in the Loan Agreement (except those relating to a specific date) are true and correct in all material respects as of the date hereof, with the same force and effect as though made as of the date hereof;

                  18.2 No Event of Default or Unmatured Event of Default has occurred and is continuing under the Loan Agreement as of the date hereof;

                  18.3 Each Borrower is a corporation validly subsisting under the laws of the state of its incorporation; the execution, delivery and performance of this Second Amendment and any other documents and instruments executed and delivered to Bank in connection herewith (i) are within each Borrower's corporate powers, (ii) have been duly authorized by each Borrower's Board of Directors, (iii) do not contravene any provision of law or any indenture, agreement or undertaking to which any Borrower is a party or is otherwise bound, any Borrower's Certificate of Incorporation, bylaws, or any resolution of the Board of Directors of any Borrower, and (iv) require no consent or approval of any governmental authority or any third party; and

                  18.4 This Second Amendment and any other documents and instruments executed and delivered to Bank in connection herewith have been validly executed and are enforceable against the Borrower or Borrowers party thereto in accordance with their respective terms.

Any failure of any of the representations and warranties made by Borrowers in this Second Amendment to be true and correct in all material respects when made shall constitute an Event of Default under the Loan Agreement.

        19. Conditions Precedent. The effectiveness of this Second Amendment, and the performance by Bank of its obligations described herein, are subject to the conditions precedent that Bank shall have received, in form and substance satisfactory to Bank:

                  19.1 a completed and executed Ratio Certificate for the Calendar Quarter ended March 31, 1999;

                  19.2 resolutions of the Boards of Directors of each Borrower authorizing the execution, delivery and performance of this Second Amendment, and the other documents and instruments executed and delivered to Bank in connection herewith, certified by such Borrower's Secretary that the same are true and complete copies of the originals thereof and remain in full force and effect, not having been modified or rescinded;

                  19.3 UCC-3 Amendment Statements listing each Borrower as debtor and Bank as secured party to amend the description of the Collateral; and.

                  19.4 a completed and executed Borrowing Base Certificate for the month ended April 30, 1999.

        20.       Miscellaneous.

                  20.1 Entire Agreement. The Loan Agreement, as amended by this Second Amendment, and the other Loan Documents, embody the entire agreement and understanding between Bank and Borrowers. The Loan Agreement, together with this Second Amendment, and all documents executed and delivered herewith, supersede all prior agreements and understandings relating to subject matter hereof. This Second Amendment together with the Loan Agreement, and the documents executed and delivered in connection herewith and therewith shall be construed as one agreement, and in the event of any inconsistency, the provisions of any promissory note evidencing a portion of the Indebtedness shall control over the provisions of this Second Amendment.

                  20.2 Working Capital Facility. The parties mutually acknowledge that the Loan Agreement as amended by this Second Amendment constitutes the "Working Capital Facility" for purposes of the Credit Agreement.

                  20.3 Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement. This Second Amendment shall be effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.

                  20.4 Captions. The captions or headings in this Second Amendment are for convenience of reference only and in no way define, limit, or describe the scope or intent of any provision of this Second Amendment.

                  20.5 Successors and Assigns; Governing Law. This Second Amendment shall be binding upon and inure to the benefit of the respective parties hereto and their successors and assigns and shall be governed by, and construed and enforced in accordance with, the internal laws of the Commonwealth of Pennsylvania without regard to its principles of conflicts of laws.


                            [signature page follows]

         IN WITNESS WHEREOF, the undersigned have executed this Second Amendment as of the day and year first written above.


                                   BANK:


                                      FIRST UNION NATIONAL BANK
                                      (successor to CoreStates Bank, N.A.)


                                      By:
                                          -------------------------------
                                               CLIFFORD W. KEWLEY,
                                               Vice President

                                   BORROWERS:

                                       UNITED STATES LIME & MINERALS,
                                       INC.

Attest:

By:                                    By:
   -------------------------------         -------------------------------
   Larry T. Ohms, Controller,              Herbert G. A. Wilson, President and
   Secretary, and Treasurer                     Chief Executive Officer

                                       TEXAS LIME COMPANY


By:                                    By:
   -------------------------------         -------------------------------
   Larry T. Ohms, Controller,              Herbert G. A. Wilson, President
   Secretary and Treasurer

                                       ARKANSAS LIME COMPANY


By:                                    By:
   -------------------------------         -------------------------------
   Larry T. Ohms, Controller,              Herbert G. A. Wilson, President
   Secretary and Treasurer